UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2026, Interactive Strength Inc. (the "Company") held an annual meeting of stockholders (the “Annual Meeting”) at 10:00 a.m. Central Time, in person at 1005 Congress Avenue, Suite 925, Austin, TX 78701, to vote on the proposals identified in the Company’s definitive proxy statement filed with U.S. Securities and Exchange Commission on April 24, 2026. As of April 8, 2026, the record date of the Annual Meeting, there were a total of 2,057,018 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding and entitled to vote at the Meeting. At the Annual Meeting, 912,892 shares of Common Stock were represented in person or by proxy, constituting a quorum.

At the Annual Meeting, the Company’s stockholders were asked to consider and vote upon the following proposals:

Proposal One: Election of Class III Director Proposal

The Company’s stockholders elected two Class III directors to the Board of Directors of the Company to serve until the 2029 annual meeting of stockholders. The voting results were as follows:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Trent A. Ward	283,103	27,639	635	601,515
Kirsten Bartok Touw	284,295	26,771	311	601,515

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm Proposal

To approve the appointment of Deloitte & Touche LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Ratification of Accountant Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
883,747	26,286	2,859	0

Proposal Three: Wattbike Issuance Proposal

To approve, for purposes of Rule 5635(a) and (d) of The Nasdaq Stock Market LLC (“Nasdaq”), the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion of the Company’s Series E Convertible Preferred Stock and the potential issuance of Earn-Out Shares, pursuant to the Agreement for the Sale and Purchase of the Entire Issued Share Capital and Loan Notes of Wattbike (Holdings) Limited (“Wattbike”) (the “Wattbike Purchase Agreement”), by and among the Company and the shareholders of Wattbike identified on Schedule 1 to the Wattbike Purchase Agreement.

The Wattbike Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
268,277	42,005	1,095	601,515

Proposal Four: Ergatta Issuance Proposal

To approve, for purposes of Rule 5635(a) and (d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion of the Company’s Series D1 Convertible Preferred Stock, Series D2 Convertible Preferred Stock, and Series D3 Convertible Preferred Stock, pursuant to the Agreement and Plan of Merger, by and among the Company, Ergatta, Inc. (“Ergatta”), Ergatta Acquisition Corp. and Tom Aulet.

The Ergatta Issuance Proposal was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
263,678	46,704	995	601,515

Proposal Five: Approve Amendment to 2023 Stock Incentive Plan

To approve an amendment to the Company’s 2023 Stock Incentive Plan to add an automatic share increase provision.

The Amendment to 2023 Stock Incentive Plan was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
220,663	90,336	378	601,515

Proposal Six: Approve the Authority to Effect One or More Reverse Stock Splits

To grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-4 up to 1-for-100 (each, a “Reverse Stock Split”), provided that, (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date.

The Authority to Effect One or More Reverse Stock Splits was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
532,129	294,645	86,118	0

Proposal Seven: Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Advisory Vote on the Company’s Named Executive Officers (“NEO”) was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
238,748	72,283	346	601,515

Proposal Eight: Advisory Vote on the Frequency of Future Advisory Votes to Approve NEO Compensation

A frequency of three years received the highest number of votes for the Advisory Vote on Frequency of Future Advisory Votes for NEO Compensation as follows:

One Year	Two Years	Three Years	Abstain
66,030	5,606	121,166	118,575

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	June 9, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)